Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED TEXAS LIMITED
PARTNERSHIP AGREEMENT
OF
HOLLIDAY FENOGLIO FOWLER, L.P.
          This FIRST AMENDMENT TO AMENDED AND RESTATED TEXAS LIMITED PARTNERSHIP AGREEMENT OF HOLLIDAY FENOGLIO FOWLER, L.P. (this “First Amendment”) is dated as of May 6, 2011 and is effective as of the date hereof, by and among (a) HOLLIDAY GP CORP., a Delaware corporation (the “General Partner”), and (b) HFF LP ACQUISITION LLC, a Delaware limited liability company (“Acquisition”), and HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company (“Holdco” and together with Acquisition, each a “Limited Partner” and collectively, the “Limited Partners”). The General Partner and the Limited Partners are each referred to herein as a “Partner” and collectively referred to herein as the “Partners.” Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Partnership Agreement (as defined below).
RECITALS
          WHEREAS, on February 5, 2007, the Partners entered into that certain Amended and Restated Texas Limited Partnership Agreement of Holliday Fenoglio Fowler, L.P. (the “Partnership Agreement”);
          WHEREAS, the Partners desire to replace the Operating Committee of Holliday Fenoglio Fowler, L.P. (the “Partnership”) with an Executive Committee and a Leadership Team; and
          WHEREAS, the Partners have agreed to enter into this First Amendment to the Partnership Agreement to provide for the replacement of the Operating Committee of the Partnership with an Executive Committee and a Leadership Team.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Amendments to the Partnership Agreement. The following amendments are hereby made to the Partnership Agreement:
(a)	Article I is hereby amended by deleting the text “Operating Committee” from the definition of “Class A Common Stock Equivalent” therein and replacing it with the text “Executive Committee.”

(b)	Article I is hereby further amended by deleting the text of the definition of “Operating Committee” therein in its entirety.

(c)	Article I is hereby further amended by adding the following definitions thereto:

“Executive Committee” shall have the meaning set forth in Section 3.4(a) hereof.
“Leadership Team” shall have the meaning set forth in Section 3.4(a) hereof.
(d)	Section 3.3(b) is hereby amended by deleting the text “and ‘Operating Committee’” from the second line thereof.

(e)	Section 3.4 is hereby amended by deleting the text thereof in its entirety and replacing it with the following text:
Section 3.4. Managing Member, Leadership Team and Executive Committee.
(a) The Managing Member, the “Leadership Team” and the “Executive Committee” shall be elected in accordance with the terms set forth below. The sole rights and responsibilities of the Managing Member, the Leadership Team and the Executive Committee hereunder shall be to (i) participate in the process of preparing the proposed Annual Operating Budget in accordance with and subject to the provisions of Section 3.5 and (ii) consult with and make non-binding recommendations to the General Partner in connection with the General Partner’s performance of its duties and obligations (and the exercise of its rights) hereunder.
(b) (i) The Managing Member shall be a Voting Right Holder, shall be elected by Super Majority Vote and shall serve a term of two (2) years, after which the Managing Member and any other Voting Right Holder may stand for election or re-election, as the case may be, by Super Majority Vote; (ii) the initial Managing Member shall be John H. Pelusi, Jr.; and (iii) the Managing Member may be removed by a vote of 75% or more of the Voting Interests (and in any such event the replacement Managing Member shall subject to the terms hereof serve the then remaining term of such removed Managing Member).
(c) The Leadership Team shall initially be comprised of (i) each office head, line of business head or specialty head of the Partnership and (ii) each member of the Executive Committee. The members of the Leadership Team shall serve a term of one (1) year, after which each member of the Leadership Team may elect to stand for re-appointment by majority vote of the Executive Committee members; provided that if such Leadership Team member elects not to serve for re-appointment, or if the Executive Committee determines that such Leadership Team member should not serve an additional term, the Executive Committee may appoint any other qualified employee of the Partnership to serve on the Leadership Team. The Executive Committee may by majority vote expand or reduce the size of the Leadership Team upon any increase or decrease, respectively, in the number, size or scope of offices, lines of business or specialties of the Partnership.

(c) The Executive Committee shall at all times be comprised of at least three (3) but not more than seven (7) voting members and may at any time include up to two (2) non-voting members, as each such number shall be determined by a majority vote of the non-Executive Committee members of the Leadership Team. The members of the Executive Committee shall be elected by a majority vote of the non-Executive Committee members of the Leadership Team to serve a term of two (2) years, after which each member of the Executive Committee and any other qualified employee of the Partnership may stand for re-election or election, as the case may be, by majority vote of the non-Executive Committee members of the Leadership Team. The initial Executive Committee shall be comprised of three voting members, who are: John H. Pelusi, Jr., Mark D. Gibson and Joe B. Thornton, Jr., one ad hoc member, John P. Fowler (who shall be a non-voting member), and two non-voting members, who are: Gregory R. Conley and Nancy O. Goodson. Any member of the Executive Committee is subject to removal prior to the end of his or her term by a recall majority vote of the non-Executive Committee members of the Leadership Team and, if such removal is voted, the non-Executive Committee members of the Leadership Team shall vote to replace such Executive Committee member by majority vote (and in such event the replacement Executive Committee member shall (subject to the terms hereof) serve the remaining term of the Executive Committee member so recalled).
(f)	Section 3.5 is hereby amended by deleting the text thereof in its entirety and replacing it with the following text:
Section 3.5. Budget. The annual operating budget of the Partnership and its Subsidiaries, if any, (the “Annual Operating Budget”) shall be prepared by the Managing Member (or his designee) by December 1st of each year for approval by the Executive Committee in consultation with the Leadership Team. The Annual Operating Budget shall be based on, inter alia, information provided to the Managing Member by the heads of each office and line of business of the Partnership and its Subsidiaries, if any, and shall set forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Partnership and its Subsidiaries, if any (including, without limitation, estimated bonuses for each office and line of business). Upon approval by the Executive Committee in consultation with the Leadership Team, the same shall be submitted to the Voting Right Holders for approval by a Super Majority Vote. If the Voting Right Holders fail to approve the Annual Operating Budget by Super Majority Vote, the same will be revised and resubmitted for approval as set forth above; this process will be followed until an Annual Operating Budget is approved by the Voting Right Holders as set forth above. Upon such approval, the Annual Operating Budget will then be submitted as a non-binding recommendation to the General Partner. The General Partner may revise in any and all respects the process by which the Annual Operating Budget is prepared at any time and from time to time in its sole discretion. The duly authorized officers of the Partnership shall have the right to incur expenses and make expenditures in accordance with the terms of the approved Annual Operating Budget.
2. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING BOTH MATTERS OF INTERNAL LAW AND CONFLICT OF LAWS.
3. Severability. If this First Amendment or any portion thereof is, or the operations contemplated hereby are, found to be inconsistent with or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provisions of this First Amendment shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, shall continue in full force and effect; provided, however, that nothing herein contained shall be construed as a waiver of any right to question or contest any such Law, order, rule or regulation in any forum having jurisdiction.
4. Effectiveness. This First Amendment shall be made effective as of the date hereof and binding on all Partners. Except as expressly provided herein, all other terms and provisions of the Partnership Agreement shall remain in full force and effect.
5. Counterparts. This First Amendment may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same First Amendment.
[Signature Page Follows]

John H. Pelusi

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

GENERAL PARTNER: HOLLIDAY GP CORP., a Delaware corporation
By:	/s/ John H. Pelusi, Jr.
	Name:	John H. Pelusi, Jr.
	Title:	President

LIMITED PARTNERS: HFF LP ACQUISITION LLC, a Delaware limited liability company
By:	HFF Holdings LLC, a Delaware limited liability company, its sole Member

By:	/s/ John H. Pelusi, Jr.
	Name:	John H. Pelusi, Jr.
	Title:	Managing Member

HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company
By:	HFF Inc., a Delaware corporation, its sole Member

By:	/s/ John H. Pelusi, Jr.
	Name:	John H. Pelusi, Jr.
	Title:	Chief Executive Officer

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